Exhibit 99.1

FOSTER WHEELER REPORTS RESULTS FOR SECOND QUARTER OF 2014

ZUG, SWITZERLAND, August 7, 2014 — Foster Wheeler AG (Nasdaq: FWLT) today reported income from continuing operations for the second quarter of 2014 of $85.6 million, or $0.85 per diluted share, compared with $68.3 million, or $0.68 per diluted share, in the second quarter of 2013.

Income from continuing operations in both quarterly periods was impacted by net asbestos-related gains and provisions, as detailed in an attached table. Excluding such items from both quarterly periods, adjusted income from continuing operations in the second quarter of 2014 was $86.8 million, or $0.86 per diluted share, compared with $54.6 million, or $0.54 per diluted share, in the year-ago quarter.

Results for the second quarter of 2014 include the impact of three additional items: a favorable $32.5 million, or $0.32 per diluted share, settlement in connection with the terms related to the expiration of a steam generator technology license; the benefit of $22.3 million, or $0.22 per diluted share, from the reversal of interest, penalties and tax provision as a result of settlements with non-U.S. tax authorities; and $3.9 million, or $0.03 per share, of third-party transaction costs in connection with the previously announced acquisition of Foster Wheeler by AMEC plc. Excluding the impact of these three items and the asbestos provision, income from continuing operations in the second quarter of 2014 was $35.9 million, or $0.35 per diluted share.

For the first six months of 2014, income from continuing operations was $102.7 million, or $1.02 per diluted share, compared with $85.2 million, or $0.83 per diluted share, for the first six months of 2013.

The following tables present quarterly and average quarterly data for continuing operations, both as reported and as adjusted to exclude asbestos-related gains and provisions (as detailed in an attached table). The company believes that quarterly averages provide meaningful comparative relevance for certain key metrics in light of the significant quarter-to-quarter variability that is inherent in the company’s financial results.

(dollars in millions, from continuing operations)	Q2 2014	Qtrly Avg. 2014	Q2 2013	Qtrly Avg. 2013
Income	$86	$51	$68	$24
Adjusted income	$87	$53	$55	$32
Consolidated revenues (FW Scope)	$725	$674	$642	$648

Foster Wheeler’s Chief Executive Officer, Kent Masters, said, “Our adjusted income from continuing operations in the second quarter of 2014 was more than double the average quarter of 2013, due largely to the technology license settlement and the tax settlements. Operationally, our Global Engineering and Construction (E&C) Group reported a sharp increase in scope revenues and EBITDA as compared to the average quarter of 2013, a very solid level of new orders and nearly $3 billion in scope backlog.”

Masters said, “We continue to expect that our Global E&C Group will report sharply higher scope revenues for the full-year 2014 as compared to the full-year 2013. However, in our Global Power Group, we now believe that scope revenue is likely to be down modestly for the full-year 2014 as compared to the full-year 2013. We believe the expected decline in GPG scope revenue is a reflection of the timing of new orders; nevertheless, we continue to see solid booking prospects in GPG for this year and beyond.”

Global Engineering and Construction (E&C) Group

(dollars in millions)	Q2 2014	Qtrly Avg. 2014	Q2 2013	Qtrly Avg. 2013
New orders booked (FW Scope)	$545	$515	$537	$686
Operating revenues (FW Scope)	$522	$483	$443	$452
Segment EBITDA	$56	$48	$62	$46
EBITDA Margin (FW Scope)	10.8%	10.0%	14.0%	10.2%

•	Scope new orders in the second quarter of 2014 remained at a robust level.
~~•~~	Scope operating revenues in the second quarter of 2014 were above the average quarter of 2013 due to an increased volume of work executed.
•	EBITDA in the second quarter of 2014 was above the average quarter of 2013, aided by the increased volume of work and a reduced level of sales pursuit costs, partially offset by lower profit enhancement opportunities. EBITDA in the second quarter of 2013 also included the favorable impact of a $3.0 million pretax litigation settlement.

Global Power Group (GPG)

(dollars in millions; EBITDA and revenues from continuing operations)	Q2 2014	Qtrly Avg. 2014	Q2 2013	Qtrly Avg. 2013
New orders booked (FW Scope)	$89	$285	$89	$173
Operating revenues (FW Scope)	$204	$191	$199	$196
Segment EBITDA	$64	$46	$46	$37
EBITDA Margin (FW Scope)	31.5%	24.3%	22.9%	18.8%

•	Scope new orders in the second quarter of 2014 were below the average quarter of 2013, reflecting slippage in the expected booking date for several prospects. Scope new orders for the average quarter of 2014 were well above the average quarter of 2013 due to a very strong level of new orders in the first quarter of 2014.
•	Scope operating revenues in the second quarter of 2014 were modestly above the average quarter of 2013, reflecting the timing and mix of work executed.
•	EBITDA in the second quarter of 2014 was above the average quarter of 2013 due to the $32.5 million technology license settlement referenced above.

Share Repurchase Program

The company did not purchase any of its shares during the second quarter of 2014.

Definitive Agreement with AMEC plc

As previously announced, the company entered into an Implementation Agreement with AMEC plc on February 13, 2014 (subsequently amended, including by a Deed of Amendment dated May 28, 2014), pursuant to which AMEC will make an offer to acquire all the issued and to be issued registered shares of the company. For additional information about the terms of the Implementation Agreement, please see the company’s Current Reports on Form 8-K, filed with the U.S. Securities and Exchange Commission on February 13, 2014 (including the complete text of the Implementation Agreement, which is attached as Exhibit 2.1 thereto) and on May 28, 2014 (including the complete text of the Deed of Amendment, which is attached as Exhibit 2.1 thereto), available at www.sec.gov.

Definitions

Income from Continuing Operations

All references to income from continuing operations in this news release refer to “Income from continuing operations attributable to Foster Wheeler AG” as reported in our consolidated financial statements.

2

Adjusted Income from Continuing Operations and Adjusted Earnings per Share from Continuing Operations

The company believes that adjusted income from continuing operations and adjusted earnings per share from continuing operations are important measures of performance because such adjusted figures exclude the variable impact of periodic asbestos-related gains and provisions. The company believes that the line item on its consolidated statement of operations entitled "Net Income attributable to Foster Wheeler AG" and “diluted earnings per share attributable to Foster Wheeler AG” are the most directly comparable GAAP (generally accepted accounting principles) financial measures to adjusted income from continuing operations and adjusted earnings per share from continuing operations.

Calculation of EBITDA

EBITDA is a supplemental financial measure not defined in GAAP. The company defines EBITDA as net income attributable to Foster Wheeler AG before interest expense, income taxes, depreciation and amortization. The company has presented EBITDA because it believes it is an important supplemental measure of operating performance. Certain covenants under our senior unsecured credit agreement use EBITDA, as defined in such agreement, in the covenant calculations, which is different from EBITDA as presented herein . The company believes that the line item on its consolidated statement of operations entitled "Net Income attributable to Foster Wheeler AG" is the most directly comparable GAAP financial measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income attributable to Foster Wheeler AG as an indicator of operating performance or any other GAAP financial measure.

EBITDA, as calculated by the company, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the company's ability to fund its cash needs. As EBITDA excludes certain financial information that is included in net income attributable to Foster Wheeler AG, users of this financial information should consider the type of events and transactions that are excluded.

The company's non-GAAP performance measure, EBITDA, has certain material limitations as follows:

•        It does not include interest expense. Because the company has borrowed money to finance some of its operations, interest is a necessary and ongoing part of its costs and has assisted the company in generating revenue. Therefore, any measure that excludes interest expense has material limitations;

•       It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the company's operations, any measure that excludes taxes has material limitations; and

•       It does not include depreciation and amortization. Because the company must utilize property, plant and equipment and intangible assets in order to generate revenues in its operations, depreciation and amortization are necessary and ongoing costs of its operations. Therefore, any measure that excludes depreciation and amortization has material limitations.

Calculation of EBITDA Margin

Segment EBITDA margin is calculated by dividing business unit operating revenues in Foster Wheeler Scope into business unit EBITDA.

Foster Wheeler Scope

Foster Wheeler Scope represents that portion of backlog, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

3

Foster Wheeler AG is a global engineering and construction company and power equipment supplier delivering technically advanced, reliable facilities and equipment. The company employs approximately 13,000 talented professionals with specialized expertise dedicated to serving its clients through one of its two primary business groups. The company’s Global Engineering and Construction Group designs and constructs leading-edge processing facilities for the upstream oil and gas, LNG and gas-to-liquids, refining, chemicals and petrochemicals, power, minerals and metals, environmental, pharmaceuticals, biotechnology and healthcare industries.  The company’s Global Power Group is a world leader in combustion and steam generation technology that designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial facilities and also provides a wide range of aftermarket services.  The company is based in Zug, Switzerland, and its operational headquarters office is in Reading, United Kingdom. For more information about Foster Wheeler, please visit our website at www.fwc.com.

# # #

14-708

Safe Harbor Statement

Foster Wheeler AG news releases may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the Company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described in the Company’s most recent Annual Report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission on February 27, 2014, and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements including: the timing and success of the proposed offer and acquisition of the Company by AMEC plc, the risk that the Company’s business will be adversely impacted during the pending proposed offer and acquisition of the Company by AMEC plc, benefits, effects or results of the Company’s redomestication to Switzerland, deterioration in global economic conditions, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power generation industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, the changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to the Company’s global operations, currency fluctuations, war, terrorist attacks and/or natural disasters affecting facilities either owned by the Company or where equipment or services are or may be provided by the Company, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of the Company’s patents and other intellectual property rights, increasing global competition, compliance with its debt covenants, recoverability of claims against the Company’s customers and others by the Company and claims by third parties against the Company, and changes in estimates used in its critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with or furnished to the Securities and Exchange Commission.

Additional Information

THE COMPANY'S SHAREHOLDERS ARE URGED TO READ ANY DOCUMENTS (INCLUDING ANY EXHIBITS THERETO) RELATING TO THE OFFER BY AMEC PLC WHEN SUCH DOCUMENTS BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AMEC'S OFFER.

The offer has not commenced. At the time the offer is commenced, AMEC will file with the SEC a registration statement on Form F-4, which will include a prospectus of AMEC in respect of the AMEC Shares to be issued in the offer, and a tender offer statement on Schedule TO (together with related documents, including a related letter of transmittal), and the company will file with the SEC a Recommendation Statement on Schedule 14D-9 with respect to the offer. These documents will contain important information about the offer that should be read carefully before any decision is made with respect to the offer. These materials will be made available to the shareholders of the company at no expense to them. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, www.sec.gov, after they have been filed. Any materials filed with the SEC may also be obtained without charge at the company's website, www.fwc.com.

This announcement is for informational purposes only and does not constitute or form part of an offer to sell or the solicitation of an offer to buy or subscribe to any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This announcement is not an offer of securities for sale into the United States. No offering of securities shall be made in the United States except pursuant to registration under the US Securities Act of 1933, or an exemption therefrom.

Contacts:
Media	Patti Landsperger	908 713 2944	E-mail: patti_landsperger@fwc.com
Investor Relations	Scott Lamb	908-730-4155	E-mail: scott_lamb@fwc.com
Other Inquiries		908-730-4000	fw@fwc.com

4

Foster Wheeler AG and Subsidiaries

Consolidated Statement of Operations

(in thousands of dollars, except share data and per share amounts)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Operating revenues	$851,767	$863,407	$1,585,466	$1,653,551
Cost of operating revenues	716,722	709,800	1,334,886	1,380,498
Contract profit	135,045	153,607	250,580	273,053

Selling, general and administrative expenses	83,147	89,801	165,194	180,133
Other income, net	(40,410)	(18,014)	(46,550)	(22,765)
Other deductions, net	1,526	10,490	12,229	15,802
Interest income	(1,510)	(1,482)	(2,913)	(2,944)
(Reversal of interest expense)/interest expense	(1,846)	3,916	1,816	6,588
Net asbestos-related provision/(gain)	1,209	(13,750)	3,217	(11,750)
Income from continuing operations before income taxes	92,929	82,646	117,587	107,989
Provision for income taxes	6,355	13,319	16,073	18,479
Income from continuing operations	86,574	69,327	101,514	89,510
Discontinued operations:
Income/(loss) from discontinued operations before income taxes	-	2,383	-	(1,495)
Provision for income taxes from discontinued operations	-	-	-	-
Income/(loss) from discontinued operations	-	2,383	-	(1,495)
Net income	86,574	71,710	101,514	88,015
Less: Net income/(loss) attributable to noncontrolling interests	980	1,011	(1,147)	4,290
Net income attributable to Foster Wheeler AG	$85,594	$70,699	$102,661	$83,725

Weighted–average number of shares outstanding:
Basic earnings per share	99,834,508	100,001,580	99,492,867	102,182,011
Diluted earnings per share	101,201,933	100,254,752	101,004,086	102,566,647

Amounts attributable to Foster Wheeler AG:
Income from continuing operations	$85,594	$68,316	$102,661	$85,220
Income/(loss) from discontinued operations	-	2,383	-	(1,495)
Net income	$85,594	$70,699	$102,661	$83,725

Basic earnings per share attributable to Foster Wheeler AG:
Income from continuing operations	$0.86	$0.68	$1.03	$0.83
Income/(loss) from discontinued operations	-	0.03	-	(0.01)
Net income	$0.86	$0.71	$1.03	$0.82

Diluted earnings per share attributable to Foster Wheeler AG:
Income from continuing operations	$0.85	$0.68	$1.02	$0.83
Income/(loss) from discontinued operations	-	0.03	-	(0.01)
Net income	$0.85	$0.71	$1.02	$0.82

Return of capital distribution per share	$0.40	$-	$0.40	$-

5

Foster Wheeler AG and Subsidiaries

Consolidated Balance Sheet

(in thousands of dollars)

(unaudited)

	June 30,	December 31,
	2014	2013
ASSETS
Current Assets:
Cash and cash equivalents	$518,537	$556,190
Accounts and notes receivable, net:
Trade	688,290	671,770
Other	75,278	57,262
Contracts in process	201,725	197,232
Prepaid, deferred and refundable income taxes	54,099	62,856
Other current assets	38,851	38,431
Total current assets	1,576,780	1,583,741
Land, buildings and equipment, net	270,913	279,981
Restricted cash	37,290	82,867
Notes and accounts receivable – long-term	14,452	15,060
Investments in and advances to unconsolidated affiliates	166,738	181,315
Goodwill	172,141	169,801
Other intangible assets, net	107,166	113,463
Asbestos-related insurance recovery receivable	116,791	120,489
Other assets	149,246	143,848
Deferred tax assets	48,050	49,707
TOTAL ASSETS	$2,659,567	$2,740,272
LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current Liabilities:
Current installments on long-term debt	$16,398	$12,513
Accounts payable	278,066	282,403
Accrued expenses	258,239	304,312
Billings in excess of costs and estimated earnings on uncompleted contracts	539,729	569,652
Income taxes payable	45,484	39,078
Total current liabilities	1,137,916	1,207,958
Long-term debt	102,475	113,719
Deferred tax liabilities	41,706	39,714
Pension, postretirement and other employee benefits	105,974	111,221
Asbestos-related liability	241,923	257,180
Other long-term liabilities	146,194	210,651
Commitments and contingencies
TOTAL LIABILITIES	1,776,188	1,940,443
Temporary Equity:
Non-vested share-based compensation awards subject to redemption	14,675	15,664
TOTAL TEMPORARY EQUITY	14,675	15,664
Equity:
Registered shares	263,369	259,937
Paid-in capital	201,443	216,450
Retained earnings	1,035,821	933,160
Accumulated other comprehensive loss	(507,515)	(509,317)
Treasury shares	(150,131)	(150,131)
TOTAL FOSTER WHEELER AG SHAREHOLDERS’ EQUITY	842,987	750,099
Noncontrolling interests	25,717	34,066
TOTAL EQUITY	868,704	784,165
TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$2,659,567	$2,740,272

6

Foster Wheeler AG and Subsidiaries

Business Segments

(in thousands of dollars)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Global Engineering & Construction Group
Backlog - in future revenues	$3,794,200	$2,655,200	$3,794,200	$2,655,200
New orders booked - in future revenues	1,106,600	661,000	1,667,300	1,128,700
Operating revenues	645,473	662,719	1,198,734	1,250,693
EBITDA	56,409	62,133	96,463	97,321

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	2,983,800	2,089,900	2,983,800	2,089,900
New orders booked - in Foster Wheeler Scope	544,600	537,000	1,030,300	872,500
Operating revenues - in Foster Wheeler Scope	$521,498	$443,488	$965,165	$868,242

Global Power Group
Backlog - in future revenues (3)	$753,500	$626,000	$753,500	$626,000
New orders booked - in future revenues (3)	91,900	90,300	573,900	289,200
Operating revenues (4)	206,294	200,688	386,732	402,858
EBITDA	64,094	45,584	92,820	70,271

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope (3)	753,300	616,400	753,300	616,400
New orders booked - in Foster Wheeler Scope (3)	89,400	88,600	569,200	284,700
Operating revenues - in Foster Wheeler Scope (4)	$203,789	$198,885	$381,872	$398,156

Corporate & Finance Group (2)
EBITDA	$(15,577)	$(8,712)	$(39,595)	$(28,509)

Consolidated
Backlog - in future revenues (3)	$4,547,700	$3,281,200	$4,547,700	$3,281,200
New orders booked - in future revenues (3)	1,198,500	751,300	2,241,200	1,417,900
Operating revenues (4)	851,767	863,407	1,585,466	1,653,551
EBITDA from continuing operations	104,926	99,005	149,688	139,083

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope (3)	3,737,100	2,706,300	3,737,100	2,706,300
New orders booked - in Foster Wheeler Scope (3)	634,000	625,600	1,599,500	1,157,200
Operating revenues - in Foster Wheeler Scope (4)	$725,287	$642,373	$1,347,037	$1,266,398

(1)	Foster Wheeler Scope represents the portion of backlog, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.
(2)	Includes intersegment eliminations.
(3)	The backlog and new orders booked balances above include balances for discontinued operations, which were insignificant based on our consolidated and business group balances.
(4)	The operating revenues balances above represent balances from continuing operations.

7

Foster Wheeler AG and Subsidiaries

Reconciliations of Foster Wheeler Scope and EBITDA

(in thousands of dollars)

(unaudited)

					Twelve Months Ended
	Quarter Ended June 30,		Six Months Ended June 30,		December 31,
	2014	2013	2014	2013	2013
Reconciliation of Foster Wheeler Scope Operating Revenues to Operating Revenues (1)
Global Engineering & Construction Group
Foster Wheeler Scope operating revenues	$521,498	$443,488	$965,165	$868,242	$1,808,752
Flow-through revenues	123,975	219,231	233,569	382,451	703,835
Operating revenues	$645,473	$662,719	$1,198,734	$1,250,693	$2,512,587

Global Power Group
Foster Wheeler Scope operating revenues	$203,789	$198,885	$381,872	$398,156	$784,711
Flow-through revenues	2,505	1,803	4,860	4,702	9,152
Operating revenues	$206,294	$200,688	$386,732	$402,858	$793,863

Consolidated
Foster Wheeler Scope operating revenues	$725,287	$642,373	$1,347,037	$1,266,398	$2,593,463
Flow-through revenues	126,480	221,034	238,429	387,153	712,987
Operating revenues	$851,767	$863,407	$1,585,466	$1,653,551	$3,306,450

Reconciliation of EBITDA from continuing operations to Net Income (2)
EBITDA from continuing operations:
Global Engineering & Construction Group	$56,409	$62,133	$96,463	$97,321	$183,911
Global Power Group	64,094	45,584	92,820	70,271	147,227
Corporate & Finance Group	(15,577)	(8,712)	(39,595)	(28,509)	(111,269)
EBITDA from continuing operations	104,926	99,005	149,688	139,083	219,869
Less: (Reversal of interest expense)/interest expense	(1,846)	3,916	1,816	6,588	13,227
Less: Depreciation and amortization (3)	14,823	13,454	29,138	28,796	57,574
Less: Provision for income taxes	6,355	13,319	16,073	18,479	52,166
Income from continuing operations (2)	85,594	68,316	102,661	85,220	96,902
Income/(loss) from discontinued operations (2)	-	2,383	-	(1,495)	265
Net income (2)	$85,594	$70,699	$102,661	$83,725	$97,167

(1)	The operating revenues represent balances from continuing operations.
(2)	Amounts attributable to Foster Wheeler AG.
(3)	The depreciation and amortization by business segment:

					Twelve Months
					Ended
	Quarter Ended June 30,		Six Months Ended June 30,		December 31,
	2014	2013	2014	2013	2013
Global Engineering & Construction Group	$8,792	$7,756	$17,132	$15,794	$33,067
Global Power Group	5,568	5,200	10,789	10,415	20,958
Corporate & Finance Group	463	498	1,217	2,587	3,549
Total depreciation and amortization	$14,823	$13,454	$29,138	$28,796	$57,574

8

Foster Wheeler AG and Subsidiaries

EBITDA, Net Income* and Diluted Earnings Per Share Reconciliation

(in thousands of dollars, except per share amounts)

(unaudited)

	Quarter Ended June 30,
	2014			2013
			Diluted Earnings			Diluted Earnings
	EBITDA	Net Income*	Per Share	EBITDA	Net Income*	Per Share

As adjusted	$106,135	$86,803	$0.86	$85,255	$54,566	$0.54
Adjustments:
Net asbestos-related (provision)/gain	(1,209)	(1,209)	(0.01)	13,750	13,750	0.14

As reported from continuing operations	$104,926	$85,594	$0.85	$99,005	$68,316	$0.68
As reported from discontinued operations		-	-		2,383	0.03
As reported		$85,594	$0.85		$70,699	$0.71

	Six Months Ended June 30,
	2014			2013
			Diluted Earnings			Diluted Earnings
	EBITDA	Net Income*	Per Share	EBITDA	Net Income*	Per Share

As adjusted	$152,905	$105,878	$1.05	$127,333	$73,470	$0.72
Adjustments:
Net asbestos-related (provision)/gain	(3,217)	(3,217)	(0.03)	11,750	11,750	0.11

As reported from continuing operations	$149,688	$102,661	$1.02	$139,083	$85,220	$0.83
As reported from discontinued operations		-	-		(1,495)	(0.01)
As reported		$102,661	$1.02		$83,725	$0.82

	Twelve Months Ended December 31, 2013
			Diluted Earnings
	EBITDA	Net Income*	Per Share

As adjusted	$250,082	$127,115	$1.25
Adjustments:
Net asbestos-related provision	(30,213)	(30,213)	(0.29)

As reported from continuing operations	$219,869	$96,902	$0.96
As reported from discontinued operations		265	-
As reported		$97,167	$0.96

* Net income attributable to Foster Wheeler AG.

9

Foster Wheeler AG and Subsidiaries

Average Calculations

(in thousands of dollars, except per share amounts)

(unaudited)

	2013 Full Year	2013 Quarterly Average(1)	Six Months Ended June 30, 2014	2014 Quarterly Average(2)
Consolidated
Operating revenues - in Foster Wheeler Scope (3)	$2,593,463	$648,366	$1,347,037	$673,519
Income from continuing operations (4)	$96,902	$24,226	$102,661	$51,331
Adjusted income from continuing operations (4)	$127,115	$31,779	$105,878	$52,939
Consolidated EBITDA from continuing operations	$219,869	$54,967	$149,688	$74,844
Consolidated EBITDA from continuing operations, as adjusted	$250,082	$62,521	$152,905	$76,453
Adjusted diluted earnings per share	$1.25	$0.31	$1.05	$0.53

Global Engineering & Construction Group
New orders booked - in Foster Wheeler Scope	$2,745,500	$686,375	$1,030,300	$515,150
Operating revenues - in Foster Wheeler Scope	$1,808,752	$452,188	$965,165	$482,583
EBITDA	$183,911	$45,978	$96,463	$48,232
EBITDA margin	10.2%	10.2%	10.0%	10.0%

Global Power Group
New orders booked - in Foster Wheeler Scope (5)	$690,600	$172,650	$569,200	$284,600
Operating revenues - in Foster Wheeler Scope (3)	$784,711	$196,178	$381,872	$190,936
EBITDA	$147,227	$36,807	$92,820	$46,410
EBITDA margin	18.8%	18.8%	24.3%	24.3%

(1)	To calculate the quarterly average dollar amounts, the company divided reported annual figures by four.
(2)	To calculate the quarterly average dollar amounts, the company divided reported six-months figures by two.
(3)	The operating revenues represent balances from continuing operations.
(4)	Amounts attributable to Foster Wheeler AG.
(5)	New orders booked balances above include balances for discontinued operations, which were insignificant based on our consolidated and business group balances.

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